Summary Geology Report:

French Peak Property

Suskwa River Drainage

Omineca Mining Division

British Columbia, Canada

NTS 93M/7W

Latitude 55° 22’ N Longitude 127° 55’ W

For:

French Peak Resources Inc.

Suite 1700

300 Park Avenue

New York, NY

USA 10022

Author:

George E. Nicholson, P.Geo, FRGS

August 31, 2005

French Peak Report	August 2005	Page 2

List of Figures

Figure 1. Location Map	7
Figure 2. Claim Map	12
Figure 3. Geology Map	21

Glossary of Terms

Advance Royalty Payments: Means from time to time payments to the Optionor by the Optionee before Commencement of Commercial Production of Minerals.

GSC: Geological Survey of Canada

Net Smelter Return: Means for any period the gross proceeds received by the Optionee from the sale of Minerals produced from the property less expenses.

Porphyry Copper: disseminated copper minerals in a large body of porphyry, a rock containing phenocrysts in a fine grained mass

Metasedimentary: sedimentary rocks that have been subjected to heat and/or pressure resulting in some metamorphism

Faults: large shear zones with significant amount of movement between adjoining rock bodies ppm: parts per million

ppb: parts per billion

French Peak Report	August 2005	Page 3

1.	Summary

The French Peak property has not received adequate exploration in the past 30 years. Early work discovered a large copper-gold-silver porphyry system with copper values in the 0.1% to 0.2% range with molybdenum up to 0.02%. Very few gold assays were collected while a few silver assays yielded up to 0.65 oz/ton. Sulphide float discovered in 1984 yielded 7.05 ppm Au and 700.8 ppm Ag. Very little sampling below the weathered zone was done and several zones remain untested.

In light of increased metal prices a concerted exploration programme utilizing advances in geochemical assaying, geophysical surveying, and geological knowledge is recommended to determine the merits of the property. A Phase I budget is proposed costing $16,000. Success contingent, Phase II is projected to cost $85,000.

French Peak Report	August 2005	Page 4

ALASKA
Atlin
Juneau
BRITISH
COLUMBIA
Telegraph Creek
Stikine
River
FRENCH PEAK PROPERTY
Stewart
PACIFIC
OCEAN
Hazelton
Smithers
Terrace
Prince Rupert
Kitimat
Houston
Kilometres
0
50
FRENCH PEAK RESOURCES INC.
FRENCH PEAK PROPERTY
OMINECA MINING DIVISION, B.C.
NTS: 093M/036
LOCATION MAP
DATE: August, 2005
SCALE: As Shown
FIGURE:
1

Figure 1. Location Map

French Peak Report	August 2005	Page 5

2.	Disclaimer

The author has prepared this report based upon information believed to be accurate at the time of completion but which is not guaranteed. The author has relied on two principal sources of information for the data contained in this report, that being the work completed and unpublished report provided by a former owner of the French Peak showing, and publicly available federal and provincial government documents such as geological maps and reports on the area.

French Peak Report	August 2005	Page 6

3.	Introduction and Terms of Reference

French Peak Resources Inc. is a private mineral exploration company based in New York, New York that has acquired minerals rights to the French mineral claims. The claims were staked January, 2005 to cover an area identified as containing a large area of anomalous porphyry copper-gold-silver-molybdenum mineralization. The author was engaged by Mr. Robert Waters, President of French Peak Resources Inc. to review the available literature, visit the property, prepare this report and make recommendations.

French Peak Report	August 2005	Page 7

4.	Claim Acquisition and Information

The French Peak group consists of the mineral claim French. The claim covers 183.83 hectares. The claims were acquired from David Deering, of Burnaby, BC. They were acquired by French Peak Resources Inc. for al payment of $66,500 (USD). Deering retains a 2½% Net Smelter Return. Advance annual royalties of $20,000 will commence on January 17, 2010. The claims will be transferred to Robert Waters, the President of French Peak Resources Inc. who will hold them in trust for the company.

The claims are located in the Omineca Mining Division at coordinates: Latitude 55° 27’ N and longitude 127° 55’ W and on map sheet NTS: 93M/07W and are outlined in Figure 2.

The pertinent property information is as follows:

Claim Name	Tenure No.	Hectares	Anniversary Date
French	503975	183.83	January 17, 2006

In British Columbia, for assessment purposes in the first two years, $0.40 per hectare of work or cash in lieu per unit plus 10% filing fees are due to maintain the claims in good standing. Thereafter it rises to $0.80 per hectare plus 10% filing fees. The claims have not been legally surveyed.

French Peak Report	August 2005	Page 8

6140000N
629000E
630000E
631000E
632000E
633000E
6139000N
6138000N
6137000N
6136000N
503975
374997
507518
0
METRES
1000
FRENCH PEAK RESOURCES INC.
FRENCH PEAK PROPERTY
OMINECA MINING DIVISION, B.C.
NTS: 093M/036
CLAIM MAP
DATE: August,2005
SCALE: As shown
FIGURE: 2

Figure 2. Claim Map

French Peak Report	August 2005	Page 9

5.	Location and Access

The French Peak claims is located in the Omineca Mining Division on N.T.S. Mapsheet 93M/7W. The claims are 65 km northeast of Smithers, BC; in the Suskwa River drainage.

At present, the claims are accessed by helicopter from Smithers. A major logging road up the Suskwa River comes within 15 km of the property. A bulldozer track following the Suskwa River runs 2 km south of the property.

French Peak Report	August 2005	Page 10

6.	Climate, Local Resources, Infrastructure and

Physiography

The French Peak claim covers an alpine plateau and treed creek valleys at an average of 1500 metres. French Peak is a conical feature 3 km east of the property. The property area is mostly overburden covered. Alpine vegetation occurs above 1800 m while mature spruce, hemlock and cedar forests occur at lower elevations. Given the location in north central BC, winters are cold with average temperatures of -20°C to -30°C and 3-5 metres of snow. Snowfall lasts from mid-October to mid-June. Summers are dry and cool with temperatures averaging only 15°C.

The property is 65 km northeast from Smithers, a major infrastructure hub for the region. All services are available here: airports, roads, rail, hospitals, police, groceries and supplies, heavy equipment and qualified equipment contractors.

French Peak Report	August 2005	Page 11

7.	History

1967-1969

Suskwa Group

Property worked by Mastodon-Highland Bell Mines. Work included geology, soil geochemistry, geophysics, and bulldozer trenching.

Soil geochemical surveys outlined a number of copper anomalies in the 1000 to 2500 ppm range. IP surveys located several conductive zones. Subsequent bulldozer trenching totalling 1500 metres uncovered mineralized intrusive and sediments, though much of the trenching failed to reach bedrock. Mineralized zones tended to be highly weathered. Chip sampling of exposed rocks returned copper values frequently below those of the overlying soils, suggesting mineral concentration within the soils. However, a soil study by Barringer Research Ltd. concluded that, due to the acidic nature of the soils, mineral concentration was not likely, and that a higher grade source may be producing the soil anomalies.

Conductive zones outlined by IP were found to correlate with zones of higher sulphides, showing the effectiveness of geophysics as an exploration tool for the property.

Results from chip sampling of trenches included 33.5 metres of 0.22% Cu and 1.1 oz/Ton Ag. No gold assays were recorded.

1969-1972

French Peak Property

The property was allowed to lapse in 1969 by Mastodon-Highland Bell and subsequently was staked by Silver Standard Mines Ltd. Silver Standard’s work included further geology, soil geochemistry, geophysics and bulldozer trenching. In 1971, six diamond droll holes totalling 460 metres were drilled.

Further soil geochemistry, geophysics, and trenching were undertaken by Silver Standard to help delineate the best zones for diamond drill testing. Drilling was done to sample mineralized zones below the weathering profile. All holes were drilled close to the western intrusive/sediment contact. Overall, holes averaged about 0.1%

French Peak Report	August 2005	Page 12

Cu, 0.02% Mo. The best result was 27.5 metres with 0.22% Cu, 0.011% Mo. Only one gold assay was reported (0.003 oz/ton). A few silver assays were reported (in the 0.04 to 0.64 oz/ton range.)

The drilling only tested what was believed to be the most promising zone from previous work. A number of soil and geophysical anomalies topographically above any trenching were never tested. The property was subsequently allowed to lapse.

1984-1990

The property was staked by Ryan Exploration Company Ltd. on June 27, 1984 to cover a 2.1 ppm Ag stream sediment anomaly from the 1984 BC Govt. open file geochemical release for mapsheet 93M.

Work for Ryan Exploration included one day of prospecting in 1984 and a short geological, soil and rock geochemistry and geophysics program in 1985. This work was undertaken without access to data from any of the previous work.

Limited soil geochemistry and geophysics confirmed the usefulness of these techniques for further exploration on the property. Rock geochemistry indicated the presence of low but significant gold values in the mineralized zones (highs of 0.11 to 0.21 ppm Au), as well as significant silver values (frequently 2.0 to 7.0 ppm with a high of 23.0 ppm Ag). A sample of sulphide rich float assayed 7.05 ppm Au and 700.8 ppm Ag.

1990

Sporadic prospecting has ensued in the area of the claims from 1990 onwards.

French Peak Report	August 2005	Page 13

8.	Geology

The property is underlain by Jurassic to Lower Cretaceous Bowser lake Group sediments which have been intruded by Late Cretaceous Bulkley Intrusions (Figure 3).

The sediments are comprised of siltstone to conglomerate with minor interbedded volcaniclastic rocks. The intrusive rocks can be divided into 3 units. An early quartz monzonite was intruded by a feldspar porphyry which was in turn intruded by a Biotite Feldspar porphyry.

Post mineralization dykes with magnetite intrude earlier rocks. Major north-south, and east-west fault/lineaments transect the area.

Alteration

The sediments have been hornfelsed by the Bulkley Intrusions. Within the intrusive rocks, especially along the western contact with the hornfelsed sediments, moderate to locally intense kaolinization and weak to moderate silicification occur.

An extensive pyrite halo, 2 km wide in an east-west direction by 1.5 km in a north-south direction, can be traced on the property.

Mineralization

Sulphide mineralization increases with increasing alteration intensity. Sulphides are predominately pyrite (2 to 5%, locally 20%), with lesser chalcopyrite, galena, sphalerite, tetrahedrite and arsenopyrite.

Pyrite occurs disseminated within the sediments and intrusive rocks and within later quartz ( calcite stringers. The remaining sulphides are found primarily in late stage Quartz stringers. Massive pyrite ( arsenopyrite veins (1 to 10 cm wide), occur locally.

Results from rock chip sampling of bulldozer trenches ranged from trace mineralization to 33.5 metres of 0.22% Cu, 1.1 oz/ton Ag. Drilling results form 6 holes averaged around 0.1% Cu with 0.02% molybdenite. The best drill intersection was 27.5 metres with 0,22% Cu, 0.011% Mo. Only one gold assay is reported from the trenching and

French Peak Report	August 2005	Page 14

6140000N
628000E
629000E
630000E
631000E
632000E
633000E
6139000N
6138000N
6137000N
6136000N
mJKB
IKSKC
LKBg
503975
LEGEND
Lower Cretaceous
Skeena Group
Kitsun Creek Formation
Undivided sedimentary rocks
Late Cretaceous
Bulkley Plutonic Suite
Intrusive rocks
Middle Jurassic-Late Cretaceous
Bowser Lake Group
Undivided sedimentary rocks
METRES
0
1000
FRENCH PEAK RESOURCES INC.
FRENCH PEAK PROPERTY
OMINECA MINING DIVISION, B.C.
NTS: 093M/036
REGIONAL GEOLOGY
DATE: August 2005
SCALE: As shown
FIGURE: 3

Figure 3. Geology Map

French Peak Report	August 2005	Page 15

drilling programs. Later chip sampling of the trenches returned results as high as 0.21 ppm Au. A grab sample of sulphide rich float assayed 7.05 ppm gold and 700.8 ppm silver.

French Peak Report	August 2005	Page 16

9.	Conclusions

Mineralization on the French Peak property is now being viewed primarily as copper-gold-silver in a porphyry stockwork setting. Late stage cross-cutting quartz-calcite-sulphide veins within an intrusive quartz-feldspar porphyry and the adjacent volcanic and sedimentary rocks are demonstrative of epigenetic activity.

The last serious exploration efforts were over 30 years ago that delineated a large area of lower grade copper, molybdenum and zinc ore body. Higher grade sections are not entirely understood. With increased metal prices, a greater knowledge of depositional models, and advances in geochemical and geophysical techniques, a concerted exploration program needs to be undertaken on the French Peak claim to fully assess its potential.

French Peak Report	August 2005	Page 17

10.	Recommendations and Budget

Previous work on the property has discovered porphyry type mineralization with 0.1 to 0.22% copper and associated molybdenum and zinc values over significant widths by following up geochemical and geophysical surveys with trenching and diamond drilling. With recent price increases for the metals found on the property, the grades of mineralization are interesting and many anomalies remain untested.

The limited analysis for gold and silver suggest that these elements may occur with the copper mineralization in economically significant concentrations. The property should be re-evaluated as a potential copper-gold-silver deposit.

Work to date shows that the mineralization is responsive to geophysical techniques and to soil geochemistry. Exploration on the property should include re-evaluating any old geochemical data available, testing the correlation between gold geochemistry and copper-lead-zinc geochemistry, and then doing any further soil sampling required to cover the potential mineralized zone.

A new IP survey should be conducted over the entire claim.

The on-site drill core from the 1971 drilling is reported to be in very poor condition. Some drill core could be assayed for gold content.

This work should be followed up by trenching of prospective areas not previously trenched. Trenching may not always possible due to the depth of the overburden. Assay results from trench sampling may not provide good results due to strong weathering, but the strength of mineralization should be apparent.

A diamond drill program should then be undertaken to test the best mineralized/altered areas previously uncovered and any new zones outlined.

Due to the elevation of the property, field work should not start until July. The geochemical and geophysical work could be done in July followed by backhoe trenching in August. A limited diamond drill program testing the gold potential could then be

French Peak Report	August 2005	Page 18

conducted in late August or September. Further diamond drilling would be contingent on results from the initial drilling.

Budget: Phase 1

Budget: Phase 2

French Peak Report	August 2005	Page 19

11.	Statement of Qualifications

I, GEORGE E. NICHOLSON, of 21910 – 61st Avenue, Langley, British Columbia hereby certify that:

1.	I am a graduate of the University of British Columbia with a degree in Geology (B.Sc., 1986);
2.	I have practiced my profession as a Geologist continuously since graduation;
3.	I am a director of Nicholson and Associates Natural Resource Development Inc., and directed the exploration during 2004 and 2005;
4.	I am a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 19796);
5.	I am a Fellow of the Royal Geographic Society (No. 423161);
6.	There are no material facts or material changes in the subject matter of this report that would mislead the reader;
7.	I have no interest, direct or indirect, in the properties or common shares of French Peak Resources Inc., nor do I expect to receive any;
8.	I hereby grant my permission for French Peak Resources Inc. to use this Report for any corporate use normal to their business.

DATED at Vancouver, British Columbia this 31st day of August, 2005.

____________________________________
George E. Nicholson, P.Geo., FRGS

French Peak Report	August 2005	Page 20

Appendix I:

Claim Information

French Peak Report	August 2005	Page 21

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French Peak Resources

Mineral Claim Acquisition Confirmation

Recorder: DAVID ROBERT DEERING (106394) **Submitter:** DAVID ROBERT DEERIN

Recorded: 2005/JAN/17 **Effective:** 2005/JAN/17

D/E Date: 2005/JAN/17

Event Number: 4009832

Claim Description

Tenure No: 503975

View/Print Map for Acquired Claim

Claim Name/Property: FRENCH 10 cells Map 93M/7

Cell(s) ID: 093M07E035C 093M07E035D 093M07E036D 093M07E044 093M07E045A 093M07E045B 093M07E045C 093M07E045I 093M07E046A 093M07E046D

Holders

Client Number	Name	Percentage
106394	DAVID ROBERT DEERING	100.0

Cells UTM Coordinates

CellID	ZONE	EASTING	NORTHING
093M07E035C	9(SW)	630620.721	6137051.414
	9(SE)	631016.837	6137063.197
	9(NE)	631003.047	6137526.77
	9(NW)	630606.973	6137514.988
093M07E035D	9(SW)	631016.837	6137063.197
	9(SE)	631412.953	6137074.979
	9(NE)	631399.121	6137538.552
	9(NW)	631003.047	6137526.77
093M07E036D	9(SW)	630224.604	6137039.703
	9(SE)	630620.721	6137051.414
	9(NE)	630606.973	6137514.988
	9(NW)	630210.898	6137503.278
093M07E044C	9(SW)	631385.288	6138002.125
	9(SE)	631781.32	6138013.976
	9(NE)	631767.445	6138477.549
	9(NW)	631371.455	6138465.698
093M07E045A	9(SW)	631003.047	6137526.77
	9(SE)	631399.121	6137538.552
	9(NE)	631385.288	6138002.125
	9(NW)	630989.256	6137990.344
093M07E045B	9(SW)	630606.973	6137514.988

French Peak Report	August 2005	Page 22

French Peak Report	August 2005	Page 23

503975 FRENCH 10 cells,Mapscale 150000 created Mon Jan 17 09:53:04 PST 2005

Legend
FRENCH
PEAK
RIVER
2.0km
Scale: 1:150,000
DO NOT USE FOR NAVIGATION

French Peak Report	August 2005	Page 24

Map scale 34,591 created Mon Jan 17 09:49:07 PST 2005

Legend
Scale: 1:34,590
DO NOT USE FOR NAVIGATION
Map Center: 126° 56' 2" W, 55° 22' 6" N
0.71 m

French Peak Report	August 2005	Page 25